Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2022.

WAUWATOSA, WI – 10/26/2022 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $5.3 million, or $0.25 per diluted share for the quarter ended September 30, 2022 compared to $19.0 million, or $0.79 per diluted share for the quarter ended September 30, 2021. Net income per diluted share was $0.83 for the nine months ended September 30, 2022 compared to net income per diluted share of $2.43 for the nine months ended September 30, 2021.

"We were pleased with the execution of the community banking segment as loan growth remained strong through the quarter,” said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc. “We were able to grow our net interest income and expand margin at the community banking segment as we deployed our cash to fund loans. The results of the mortgage banking segment were disappointing and reflect the significant headwinds that the industry continues to face due to an increase in rates and resulting decline in demand. We continue to execute on cost containment measures, while we also seek opportunities to add production talent.”

Highlights of the Quarter Ended September 30, 2022

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $5.3 million for the quarter ended September 30, 2022, compared to $19.0 million for the quarter ended September 30, 2021.
●	Consolidated return on average assets was 1.08% for the quarter ended September 30, 2022 compared to 3.38% for the quarter ended September 30, 2021.
●	Consolidated return on average equity was 5.38% for the quarter ended September 30, 2022 and 17.25% for the quarter ended September 30, 2021.
●	Dividends declared during the quarter ended September 30, 2022 totaled $0.20 per common share.
●	We repurchased approximately 425,000 shares at a cost of $7.3 million, or $17.05 per share, during the quarter ended September 30, 2022.
●	Nonperforming assets as percentage of total assets was 0.27% at September 30, 2022, 0.39% at June 30, 2022, and 0.18% at September 30, 2021.
●	Past due loans as percentage of total loans was 0.48% at September 30, 2022, 0.60% at June 30, 2022, and 0.92% at September 30, 2021.
●	Book value per share was $16.86 at September 30, 2022 and $17.45 at December 31, 2021. The decrease reflects an $0.80 per share impact resulting from an increase in the unrealized loss on available for sale securities.

Community Banking Segment

●	Pre-tax income totaled $8.5 million for the quarter ended September 30, 2022, which represents a $309,000, or 3.5%, decrease compared to $8.9 million for the quarter ended September 30, 2021.
●	Net interest income totaled $15.5 million for the quarter ended September 30, 2022, which represents a $1.4 million, or 10.1%, increase compared to $14.1 million for the quarter ended September 30, 2021.
●	Average loans held for investment totaled $1.31 billion during the quarter ended September 30, 2022, which represents an increase of $55.4 million, or 4.4%, compared to $1.26 billion for the quarter ended September 30, 2021. Average loans held for investment increased $63.7 million compared to $1.25 billion for the quarter ended June 30, 2022.
●	Net interest margin increased 66 basis points to 3.34% for the quarter ended September 30, 2022 compared to 2.68% for the quarter ended September 30, 2021, which was a result of a decrease in the average balance of cash, as funds were utilized to fund loans held for investment, purchase investment securities and pay down borrowings. In addition, yields increased on loans receivable, loans held for sale, mortgage related securities, debt securities, federal funds sold and short term investments category. Net interest margin increased 32 basis points compared to 3.02% for the quarter ended June 30, 2022, driven by an increase in weighted average yield on loans and weighted average yield on average debt securities, federal funds sold and short term investments. In addition, excess cash was utilized to fund loans held for investment and pay down borrowings.

●

The segment had a provision for credit losses of $234,000 for the quarter ended September 30, 2022 compared to a negative provision for loan losses of $750,000 for the quarter ended September 30, 2021.  The increase was primarily due to an increase in loans held for investment during the quarter.

●	The efficiency ratio was 47.16% for the quarter ended September 30, 2022, compared to 48.74% for the quarter ended September 30, 2021.
●	Average deposits (excluding escrow accounts) totaled $1.19 billion during the quarter ended September 30, 2022, a decrease of $62.7 million, or 5.0%, compared to $1.25 billion during the quarter ended September 30, 2021. Average deposits decreased $14.9 million, or 4.9% annualized compared to the $1.21 billion for the quarter ended June 30, 2022.
●	Other noninterest expense increased $1.1 million to $1.5 million during the quarter ended September 30, 2022 compared to $422,000 during the quarter ended September 30, 2021. The increase was driven by fees paid to the mortgage banking segment for the purchase of single-family adjustable rate mortgage loans. These fees are eliminated in the consolidated statements of income.

Mortgage Banking Segment

●	Pre-tax loss totaled $1.8 million for the quarter ended September 30, 2022, compared to $15.6 million for the quarter ended September 30, 2021.
●	There was a $4.0 million gain on sale of mortgage servicing rights during the three months ended September 30, 2021 compared to none during the three months ended September 30, 2022.
●	Loan originations decreased $286.4 million, or 26.9%, to $778.8 million during the quarter ended September 30, 2022, compared to $1.06 billion during the quarter ended September 30, 2021. Origination volume relative to purchase activity accounted for 90.4% of originations for the quarter ended September 30, 2022 compared to 73.8% of total originations for the quarter ended September 30, 2021.
●	Mortgage banking non-interest income decreased $24.0 million, or 46.8%, to $27.3 million for the quarter ended September 30, 2022, compared to $51.3 million for the quarter ended September 30, 2021.
●	Gross margin on loans sold decreased to 3.80% for the quarter ended September 30, 2022, compared to 4.54% for the quarter ended September 30, 2021.
●	Total compensation, payroll taxes and other employee benefits decreased $7.1 million, or 24.6%, to $21.8 million during the quarter ended September 30, 2022 compared to $29.0 million during the quarter ended September 30, 2021. The decrease primarily related to decreased commission expense and branch manager compensation driven by decreased loan origination volume and branch profitability as gross margins decreased.
●	Other noninterest expense increased $301,000 to $2.6 million during the quarter ended September 30, 2022 compared to $2.3 million during the quarter ended September 30, 2021. The increase related to an increase in provision of loan sale losses.
●	During the nine months ended September 30, 2022 the segment has added 11 branches and a total of 130 loan origination personnel. Losses associated with these new branches totaled approximately $683,000 for the quarter ended September 30, 2022 and $1.2 million for the nine months ended September 30, 2022. These branch losses are net of corporate revenue of approximately $492,000 for the quarter ended September 30, 2022 and $599,000 for the nine months ended September 30, 2022.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2022	2021	2022	2021
	(In Thousands, except per share amounts)
Interest income:
Loans	$16,235	$16,131	$44,281	$49,214
Mortgage-related securities	903	471	2,326	1,448
Debt securities, federal funds sold and short-term investments	987	904	2,964	2,637
Total interest income	18,125	17,506	49,571	53,299
Interest expense:
Deposits	981	947	2,511	3,542
Borrowings	1,746	2,445	5,717	7,414
Total interest expense	2,727	3,392	8,228	10,956
Net interest income	15,398	14,114	41,343	42,343
Provision (credit) for credit losses (1)	332	(700)	304	(2,520)
Net interest income after provision for loan losses	15,066	14,814	41,039	44,863
Noninterest income:
Service charges on loans and deposits	529	1,136	1,705	2,483
Increase in cash surrender value of life insurance	354	312	1,394	1,297
Mortgage banking income	26,064	46,547	83,749	150,587
Other	457	4,941	1,612	6,812
Total noninterest income	27,404	52,936	88,460	161,179
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	26,174	34,229	77,502	102,278
Occupancy, office furniture, and equipment	2,296	2,488	6,540	7,346
Advertising	1,137	835	3,004	2,570
Data processing	1,084	986	3,430	2,871
Communications	302	331	900	988
Professional fees	393	550	1,203	804
Real estate owned	1	1	6	(11)
Loan processing expense	1,120	1,135	3,685	3,670
Other	3,187	2,768	9,408	9,104
Total noninterest expenses	35,694	43,323	105,678	129,620
Income before income taxes	6,776	24,427	23,821	76,422
Income tax expense	1,506	5,427	5,269	18,184
Net income	$5,270	$19,000	$18,552	$58,238
Income per share:
Basic	$0.25	$0.80	$0.84	$2.45
Diluted	$0.25	$0.79	$0.83	$2.43
Weighted average shares outstanding:
Basic	21,342	23,785	22,193	23,790
Diluted	21,454	23,960	22,323	23,987

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amount presented is calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$37,231	$343,016
Federal funds sold	16,007	13,981
Interest-earning deposits in other financial institutions and other short term investments	19,703	19,725
Cash and cash equivalents	72,941	376,722
Securities available for sale (at fair value)	197,298	179,016
Loans held for sale (at fair value)	186,049	312,738
Loans receivable	1,354,465	1,205,785
Less: Allowance for credit losses ("ACL") - loans (1)	17,452	15,778
Loans receivable, net	1,337,013	1,190,007

Office properties and equipment, net	21,491	22,273
Federal Home Loan Bank stock (at cost)	15,750	24,438
Cash surrender value of life insurance	66,099	65,368
Real estate owned, net	148	148
Prepaid expenses and other assets	78,262	45,148
Total assets	$1,975,051	$2,215,858

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$246,487	$214,409
Money market and savings deposits	346,960	392,314
Time deposits	593,681	626,663
Total deposits	1,187,128	1,233,386

Borrowings	319,951	477,127
Advance payments by borrowers for taxes	24,084	4,094
Other liabilities	67,714	68,478
Total liabilities	1,598,877	1,783,085

Shareholders' equity:
Preferred stock	-	-
Common stock	223	248
Additional paid-in capital	130,731	174,505
Retained earnings	277,514	273,398
Unearned ESOP shares	(13,353)	(14,243)
Accumulated other comprehensive loss, net of taxes	(18,941)	(1,135)
Total shareholders' equity	376,174	432,773
Total liabilities and shareholders' equity	$1,975,051	$2,215,858

Share Information
Shares outstanding	22,318	24,795
Book value per share	$16.86	$17.45

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amount presented is calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$15,398	$14,081	$11,864	$13,172	$14,114
Provision (credit) for credit losses (1)	332	48	(76)	(1,470)	(700)
Total noninterest income	27,404	31,238	29,818	42,016	52,936
Total noninterest expense	35,694	35,050	34,935	40,974	43,323
Income before income taxes	6,776	10,221	6,823	15,684	24,427
Income tax expense	1,506	2,231	1,532	3,131	5,427
Net income	$5,270	$7,990	$5,291	$12,553	$19,000
Income per share – basic	$0.25	$0.36	$0.23	$0.53	$0.80
Income per share – diluted	$0.25	$0.36	$0.23	$0.53	$0.79
Dividends declared per share	$0.20	$0.20	$0.20	$0.70	$0.20

Performance Ratios (annualized):
Return on average assets - QTD	1.08%	1.61%	1.00%	2.22%	3.38%
Return on average equity - QTD	5.38%	7.93%	5.00%	11.14%	17.25%
Net interest margin - QTD	3.34%	3.02%	2.38%	2.47%	2.68%

Return on average assets - YTD	1.22%	1.30%	1.00%	3.20%	3.54%
Return on average equity - YTD	6.09%	6.42%	5.00%	16.38%	18.08%
Net interest margin - YTD	2.90%	2.69%	2.38%	2.68%	2.75%

Asset Quality Ratios:
Past due loans to total loans	0.48%	0.60%	0.53%	0.59%	0.92%
Nonaccrual loans to total loans	0.37%	0.59%	0.55%	0.46%	0.32%
Nonperforming assets to total assets	0.27%	0.39%	0.34%	0.26%	0.18%
Allowance for credit losses to loans receivable (1)	1.29%	1.35%	1.40%	1.31%	1.37%

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,492,462	$1,433,452	$1,361,839	$1,517,984	$1,573,194
Mortgage related securities	172,807	168,000	138,863	119,709	108,743
Debt securities, federal funds sold and short term investments	162,211	269,823	519,116	475,574	409,559
Total interest-earning assets	1,827,480	1,871,275	2,019,818	2,113,267	2,091,496
Noninterest-earning assets	114,274	117,248	128,813	131,703	137,454
Total assets	$1,941,754	$1,988,523	$2,148,631	$2,244,970	$2,228,950

Interest-bearing liabilities
Demand accounts	$75,058	$70,674	$69,736	$70,762	$68,478
Money market, savings, and escrow accounts	398,643	412,321	404,413	398,210	391,599
Certificates of deposit	586,012	584,244	610,681	643,546	663,343
Total interest-bearing deposits	1,059,713	1,067,239	1,084,830	1,112,518	1,123,420
Borrowings	296,111	326,068	440,252	481,971	475,000
Total interest-bearing liabilities	1,355,824	1,393,307	1,525,082	1,594,489	1,598,420
Noninterest-bearing demand deposits	153,591	154,070	152,900	153,303	153,436
Noninterest-bearing liabilities	43,683	36,962	41,232	49,982	40,148
Total liabilities	1,553,098	1,584,339	1,719,214	1,797,774	1,792,004
Equity	388,656	404,184	429,417	447,196	436,946
Total liabilities and equity	$1,941,754	$1,988,523	$2,148,631	$2,244,970	$2,228,950

Average Yield/Costs (annualized)
Loans receivable and held for sale	4.32%	4.07%	4.02%	3.96%	4.07%
Mortgage related securities	2.07%	1.96%	1.76%	1.68%	1.72%
Debt securities, federal funds sold and short term investments	2.41%	1.56%	0.72%	0.77%	0.88%
Total interest-earning assets	3.93%	3.52%	3.02%	3.11%	3.32%

Demand accounts	0.08%	0.09%	0.08%	0.08%	0.08%
Money market and savings accounts	0.21%	0.19%	0.21%	0.22%	0.24%
Certificates of deposit	0.51%	0.37%	0.37%	0.40%	0.42%
Total interest-bearing deposits	0.37%	0.28%	0.29%	0.31%	0.33%
Borrowings	2.34%	1.95%	2.20%	2.09%	2.04%
Total interest-bearing liabilities	0.80%	0.67%	0.84%	0.85%	0.84%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$15,507	$13,710	$11,652	$13,197	$14,090
Provision (credit) for credit losses (1)	234	(41)	(140)	(1,500)	(750)
Total noninterest income	1,116	1,640	1,432	1,459	1,726
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,424	4,596	5,212	5,085	5,360
Occupancy, office furniture and equipment	955	876	937	960	909
Advertising	213	244	227	278	233
Data processing	539	531	608	531	531
Communications	108	63	94	100	122
Professional fees	123	118	114	151	130
Real estate owned	1	-	5	14	1
Loan processing expense	-	-	-	-	-
Other	1,477	1,006	600	651	422
Total noninterest expense	7,840	7,434	7,797	7,770	7,708
Income before income taxes	8,549	7,957	5,427	8,386	8,858
Income tax expense	1,983	1,658	1,167	1,690	2,092
Net income	$6,566	$6,299	$4,260	$6,696	$6,766

Efficiency ratio - QTD	47.16%	48.43%	59.59%	53.02%	48.74%
Efficiency ratio - YTD	51.20%	53.57%	59.59%	48.58%	47.21%

(1) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$(155)	$370	$183	$(49)	$(2)
Provision (credit) for credit losses (2)	98	89	64	30	50
Total noninterest income	27,305	30,126	28,604	40,692	51,290
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	21,864	21,311	20,438	27,866	28,981
Occupancy, office furniture and equipment	1,341	1,180	1,251	1,306	1,579
Advertising	924	718	678	680	602
Data processing	543	613	588	542	450
Communications	194	195	246	221	209
Professional fees	265	222	338	306	421
Real estate owned	-	-	-	-	-
Loan processing expense	1,120	1,134	1,431	940	1,135
Other	2,571	2,733	2,309	1,445	2,270
Total noninterest expense	28,822	28,106	27,279	33,306	35,647
(Loss) income before income taxes	(1,770)	2,301	1,444	7,307	15,591
Income tax (benefit) expense	(470)	578	377	1,443	3,341
Net (loss) income	$(1,300)	$1,723	$1,067	$5,864	$12,250

Efficiency ratio - QTD	106.16%	92.16%	94.76%	81.95%	69.50%
Efficiency ratio - YTD	97.42%	93.42%	94.76%	71.44%	68.71%

Loan originations	$729,897	$778,760	$708,463	$993,113	$1,055,500
Purchase	94.2%	90.4%	77.3%	73.8%	73.8%
Refinance	5.8%	9.6%	22.7%	26.2%	26.2%
Gross margin on loans sold(1)	3.70%	3.85%	4.00%	4.18%	4.54%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations

(2) The Company adopted ASU 2016-13 as of January 1, 2022.  The 2021 amounts presented are calculated under the prior accounting standard.